EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Lumber Liquidators, Inc. pertaining to the 2007 Equity Compensation Plan, the 2006 Equity Plan for Non-Employee Directors and the 2004 Stock Option and Grant Plan of our report dated March 26, 2007, with respect to the financial statements of Lumber Liquidators, Inc. included in its Registration Statement (Form S-1) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Richmond, Virginia

November 5, 2007

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